SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERSIL CORPORATION

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DEAR INTERSIL SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Intersil Corporation (“Intersil” or the “Company”), which will be held at 8:00 a.m. Pacific Time on Wednesday, May 10, 2006 at the Company’s headquarters located at 1001 Murphy Ranch Road, Milpitas, California 95035. At this meeting you will be asked to vote on several proposals recommended unanimously by the Board of Directors. In this letter, I am highlighting the importance of Proposal 3 — our 1999 Equity Compensation Plan proposal.

This year we are requesting that you authorize an additional 11.0 million shares (7.8% of our total shares outstanding) for granting under our 1999 Equity Compensation Plan. Intersil is one of the few companies in the semiconductor industry which has begun to tie the distribution of certain stock awards to executives to the financial performance of the Company relative to our peers. As a result, a portion of the 11.0 million shares will only be distributed to executives if Company performance meets financial targets established by the Board of Directors. Also to ensure that our Equity Compensation Plan is used to create and maintain an alignment of interests between shareholders and senior executives, in 2003 the Company established minimum stock “ownership” requirements for senior executives.

Competition for recruiting and retaining outstanding talent necessary to execute our business plans successfully has been fierce over the past several years. However, Intersil has developed a combination of compensation and equity plans which has allowed us to assemble one of the most experienced, talented teams of individuals and management in our industry and over this period our dilution and overhang rate have been more favorable than our peers in the semiconductor sector. Intersil remains committed to continue our management of this dilution while delivering strong revenue and earnings growth relative to our peers.

Our ability to increase shareholder value is heavily dependent upon our ability to retain critical employees as well as attract new employees to support growth. In 2005, Intersil outperformed our peers in several key financial metrics. We have set the stage for continued growth which will require Intersil to add critical talent to our workforce. The ability to attract and retrain technical talent is partially dependent upon the Company offering a competitive compensation and equity package of which stock options are a key component.

Intersil’s Equity Compensation Plan is essential to our future success. It is vital that we continue to utilize stock options to motivate our engineering, operations and sales teams to design, manufacture and sell the high performance analog products that will continue to position Intersil as one of the most successful analog companies.

Our stock option program is focused on rewarding key technical employees and other top performers throughout the organization. We have a philosophy of differentiating the distribution of stock options based on performance, thus ensuring there is a connection between stock option grants and returning shareholder value.

Our Board of Directors and I strongly encourage you to vote to ratify and approve our option program. We look forward to maintaining a workforce which has the competencies necessary to continue to compete successfully in the semiconductor industry.

Richard M. Beyer	Milpitas, California
Chief Executive Officer and Director	March 30, 2006

YOUR VOTE IS IMPORTANT

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return each proxy to ensure that all your shares will be voted. If your shares are held of record by a broker, bank, or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2006

The Annual Meeting of Shareholders (the “Annual Meeting”) of Intersil Corporation (the “Company”) will be held at the Company’s Headquarters, located at 1001 Murphy Ranch Road, Milpitas, California 95035, on Wednesday, May 10, 2006 at 8:00 a.m. PDT for the following purposes:

1.	To elect nine directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent, registered certified public accountants.

3.	To increase the number of shares authorized for issuance under the 1999 Equity Compensation Plan from 25,250,000 to 36,250,000.

4.	To transact any other business that may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope.

You are entitled to vote if you were a shareholder at the close of business on Friday, March 17, 2006.

By Order of the Board of Directors

Thomas C. Tokos Vice President, General Counsel and Secretary	Milpitas, California March 30, 2006

Admittance to the meeting will be limited to shareholders eligible to vote or their authorized representative(s). Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted only upon proof of ownership.

INTERSIL CORPORATION

1001 MURPHY RANCH ROAD

MILPITAS, CA 95035

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 5, 2006, to owners of shares of Intersil Corporation (“Intersil” or the “Company”) Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2006 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important.  Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most shareholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Also note that proxies submitted by telephone or the Internet must be received by 12:00 midnight, EDT, on Tuesday, May 9, 2006.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (a) giving written notice to the Secretary of the Company, (b) submitting a proxy bearing a later date, or (c) casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote?  Shareholders of record as of the close of business on March 17, 2006 are entitled to vote. On that day, 141,287,789 shares of Class A Common Stock were outstanding and eligible to vote. A list of shareholders eligible to vote will be available at the headquarters of Intersil Corporation, located at 1001 Murphy Ranch Road, Milpitas, CA, 95035, beginning April 24, 2006. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the board recommend I vote?  The board recommends a vote FOR each board nominee (Item 1), FOR the ratification of the Board of Directors’ appointment of KPMG LLP as the independent, registered certified public accountants of the Company for the upcoming year (Item 2), and FOR the increase in the number of shares authorized for issuance under the 1999 Equity Compensation Plan (Item 3).

What shares are included in the proxy card?  The proxy card represents all the shares of Class A Common Stock registered to your account. Each share is entitled to one vote on each matter presented at the Annual Meeting other than in the election of directors. The Company’s Amended and Restated Certificate of Incorporation provides for cumulative voting for directors. With cumulative voting, at each election of directors, each holder of Class A Common Stock is entitled to as many votes as would equal the number of shares he or she holds, multiplied by the number of directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates.

How are votes counted?  The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by the National Association of Securities Dealers and the NASDAQ Stock Market, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called “broker non-vote” on that matter. Since Item 3 is considered a non-routine matter, broker non-votes have no effect on the outcome of that proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Directors are elected by a plurality of the votes cast, and thus, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

Who will count the vote?  The Company’s transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Elections.

Is my vote confidential?  Proxies, ballots and voting tabulations are available for examination only by the Inspector of Elections and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Inspector of Elections and except as may be required by law.

Who is soliciting this proxy?  Solicitation of proxies is made on behalf of the Company and its Board of Directors, and the Company will pay the expense of soliciting proxies to be voted at the Annual Meeting. Such costs are estimated at $75,000. The Company and/or its agents, in person or by mail, telephone or telegram, may also solicit proxies. The Company has hired a proxy solicitation firm, Mellon, to assist with the soliciting of proxies. Following the initial mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and other soliciting materials to persons for whom they hold shares of Class A Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record shareholders, will reimburse such holders for their reasonable expenses.

CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman and officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board and its Committees.  The Board of Directors met seven (7) times and acted by unanimous written consent four (4) times during fiscal year 2005. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which he or she served, with the exception of Robert Pokelwaldt who attended 64% of the Audit Committee meetings.

Attendance at the Annual Meeting.  The Company strongly encourages each of its directors to attend its Annual Meeting of Shareholders. Last year, each of the incumbent directors attended the Annual Meeting of Shareholders.

Director Independence.  The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers (the “NASD”): Ms. Johnson, Dr. Conn, and Messrs. Diller, Gist, Lang, Peeters, Pokelwaldt and Urry.

Committees of the Board.  The Board of Directors has established three standing committees.

Audit Committee — maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of the Company’s independent accountants and has the authority to engage counsel and other advisors to assist in such responsibility. In addition, the Audit Committee monitors the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_Audit_Committee.pdf. The Audit Committee held fourteen (14) meetings and acted by unanimous written consent two (2) times in fiscal year 2005. The members of the Audit Committee during this period were Gary E. Gist, Mercedes Johnson, Jan Peeters and Robert N. Pokelwaldt. The Board of Directors has determined that each of the members of the Audit Committee is independent under the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The Board of Directors has determined that Mssrs. Peeters, Pokelwaldt, Gist and Ms. Johnson all qualify as the audit committee “financial expert” as that term is defined by applicable securities laws and

SEC regulations, and has designated both Mssrs. Peeters and Pokelwaldt as the Audit Committee’s financial experts.

Compensation Committee — reviews and approves salary and other compensation of executive officers and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_Compensation_Committee.pdf. The Compensation Committee held twelve (12) meetings and acted by unanimous written consent seven (7) times in fiscal year 2005. The members of the Compensation Committee during this period were Dr. Robert W. Conn, Gary E. Gist and James A. Urry. The Board of Directors has determined that each of the members of the Compensation Committee is independent under the listing standards of the NASD, and each member is an “outside director” within the meaning of the Treasury Regulations promulgated under Section 162m of the Internal Revenue Code, as amended.

Nominating and Governance Committee — identifies, reviews, evaluates and recommends potential candidates to serve as Chairman of the Board and directors of the Company and members of Board committees and monitors, evaluates and recommends guidelines for the Company’s corporate governance practices. In addition, the Nominating and Governance Committee serves as a focal point for communication between such candidates, our Directors who are not members of the Nominating and Governance Committee, and our management. A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_N&G_Committee.pdf. The Nominating and Governance Committee held five (5) meetings and took no action by unanimous written consent in fiscal year 2005. The current members of the Nominating and Governance Committee are Dr. Robert W. Conn, James V. Diller, Jan Peeters, Robert N. Pokelwaldt and James A. Urry. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent under the listing standards of the NASD.

Shareholder Communications.  Shareholders and other parties interested in communicating directly with any of the individuals who are directors of the Company or the Board of Directors as a group may do so by writing to Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035. The Company’s policy is to deliver such communications directly to the Board of Directors.

Director Compensation and Other Certain Relationships and Related Transactions.  Directors who are also officers of the Company do not receive compensation for their services as directors. The Chairman of the Board, receives cash compensation in the amount of $75,000 per year paid in quarterly installments of $18,750. All other directors, except for Mr. Urry, received cash compensation in the amount of $45,000 per year paid in quarterly installments of $11,250, except for members of the Audit Committee who receive an additional cash retainer of $5,000 annually ($1,250 quarterly) and the Audit Committee Chairman who receives an additional cash retainer of $15,000 annually ($3,750 quarterly). In the case of Mr. Urry, an employee of Citigroup, cash compensation payable for Board and committee memberships was paid directly to Citigroup Venture Capital Ltd. prior to 2006. Directors are required to own a certain minimum number of ISIL shares to enhance the alignment of interests between shareholders and directors. In fiscal year 2005, the ownership requirement was two times the annual retainer, which must be attained within a five-year period. All directors who are not employees of the Company receive non-cash compensation of a one-time appointment grant of options to purchase 25,000 shares of our Class A Common Stock and 4,000 deferred stock units (“DSUs”). Such directors elected at the last annual meeting also receive an annual grant of options to purchase 15,000 shares of our Class A Common Stock and 4,000 DSUs, and each of them received a grant of options to purchase 15,000 shares and 4,000 DSUs in fiscal year 2005. All directors who held seats on Intersil’s Board for at least three years received an additional 4,000 DSUs in fiscal year 2005. Additionally, all directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or its committees.

Submission of Director Nominations.  The Nominating and Governance Committee will consider director nominees submitted by shareholders to the Board of Directors in accordance with the procedures set forth in the Company’s Restated Bylaws. Those procedures require a shareholder to deliver notice to the Company’s Secretary or Assistant Secretary at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders, except that in the case where the size of the Board of Directors is increased without public notice, such notice shall be considered timely if made no later than the close of business on the tenth day following the public announcement of such by the Company. Such notice must be in writing and must include (i) the name and address of the nominating shareholder, as they appear on the Company’s books, (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by the nominating shareholder, (iii) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iv) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 to be included in a proxy statement relating to the election of directors. Candidates recommended by the shareholders of the Company are evaluated on the same basis as other candidates (other than directors standing for re-election) recommended by the Company’s directors, officers, third party search firms or other sources.

Among the minimum qualifications, skills, and attributes that the Nominating and Governance Committee looks for in nominees are the following: (a) integrity, competence, and judgment essential to effective decision making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend, and participate in meetings of the Board and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of the Company, (d) background and experience that complements or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of the Company, and (f) a proven record of accomplishment through demonstrated leadership in business, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews with the Board and the Chairman of the Nominating and Governance Committee or designated members of the Board, and a thorough review by the Committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. If the Committee determines that a candidate should be nominated for election to the Board, it will present its findings and recommendation to the full Board for approval.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

The Company’s directors are elected at each annual meeting and hold office until the next election. The Company’s Amended and Restated Certificate of Incorporation, and the Restated Bylaws of the Company, allow for a Board of Directors of not fewer than five and not more than eleven members. On February 7, 2006, the Board of Directors voted to increase the size of the Board from eight members to nine members and elected Mr. Gregory Lang to the Board. Therefore, the Board of Directors currently consists of nine directors.

Director candidates are nominated by the Board of Directors upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee has recommended the nine nominees below, each of whom is currently a director of the Company. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 3 under the heading “Submission of Director Nominations.”

The person named on the accompanying form of proxy will vote the shares FOR the nominees, unless you instruct otherwise. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. Shareholders may cumulate their votes for directors, and the director elections are then determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee’s principal occupation and business experience, age (as of March 17, 2006) and directorships held in other public corporations.

Nominees	Positions and Offices held with the Company

Richard M. Beyer	Chief Executive Officer and Director
Robert W. Conn	Director
James V. Diller	Director
Gary E. Gist	Chairman of the Board
Mercedes Johnson	Director
Gregory Lang	Director
Jan Peeters	Director
Robert N. Pokelwaldt	Director
James A. Urry	Director

BUSINESS EXPERIENCE OF DIRECTORS

Richard M. Beyer, Chief Executive Officer and Director.  Mr. Beyer is the Chief Executive Officer and Director of Intersil Corporation. Following the acquisition of Elantec Semiconductor, Inc. on May 14, 2002 and until January 25, 2006, Mr. Beyer was the President, Chief Executive Officer and director of Intersil Corporation. From July 2000 to May 2002, Mr. Beyer was President, Chief Executive Officer and director of Elantec Semiconductor. Mr. Beyer has served on the Board of Directors of Credence Systems Corp. since late 2003, and is also on the board of directors of a privately-held company.  Age:  57

Robert W. Conn, Director.  Dr. Conn has been one of the Company’s directors since April 2000. Dr. Conn has been Managing Director of Enterprise Partners Venture Capital since July 2002. From 1994 to July 2002, Dr. Conn was the Dean of the Jacobs School of Engineering, University of California, San Diego, and the Walter J. Zable Endowed Chair in Engineering. Dr. Conn served on the Board of Directors of ChipPAC, Inc. from 2002 through 2004, and is currently on the Board of Directors of STATS ChipPAC, Inc. Presently, he is a member of the National Academy of Engineering and also serves on the Board of Directors of several privately-held companies.  Age:  63

James V. Diller, Director.  Mr. Diller has been one of the Company’s directors since May 2002. Mr. Diller is a retired Chairman of the Board of Elantec Semiconductor, Inc., a post he held from 1997 to May 2002. Mr. Diller served as a director of Elantec Semiconductor, Inc. beginning in 1986. From November 1998 to July 2000, he served as Elantec’s President and Chief Executive Officer. Mr. Diller is a founder of PMC-Sierra, Inc. and was its President and Chief Executive Officer from 1983 to 1997; he is currently Vice Chairman of the Board of Directors. Mr. Diller has been a director of Sierra Wireless, Inc., a provider of wireless data communications hardware and software products since 1993. In addition, Mr. Diller is Chairman of the Board of a privately-held company.  Age:  70

Gary E. Gist, Director.  Mr. Gist has been the Company’s Chairman of the Board since May 2005. Prior to this Mr. Gist served as a director since the Company’s inception in August 1999. From 1995 to 2005, Mr. Gist has served as the President and Chief Executive Officer of a privately-held company that focuses on designing and manufacturing electronic products.  Age:  59

Mercedes Johnson, Director.  Ms. Johnson has been one of the Company’s Directors since August 2005. Ms. Johnson holds the position of Senior Vice President of Finance and Chief Financial Officer at Avago Technologies. Prior to Avago, Ms. Johnson worked for Lam Research Corporation, serving as its Senior Vice President of Finance from June 2004 to January 2005, and as its Chief Financial Officer from May 1997 to June 2004. Ms. Johnson has served on Micron’s Board of Directors since June 2005. She also served on the Board of Directors for Storage Technology Corporation from January 2004 to August 2005.  Age:  52

Gregory Lang, Director.  Mr. Lang has been one of the Company’s Directors since February 2006. Mr. Lang is president and Chief Executive Officer of Integrated Device Technology Inc. (“IDT”), a leading supplier of preemptive semiconductor solutions that accelerate packet processing for advanced network services. Mr. Lang joined IDT as president in October 2001, was appointed Chief Executive Officer in January 2003 and elected to the IDT Board of Directors in September 2003. Prior to joining IDT, Mr. Lang held the position of vice president and general manager of Intel’s platform networking group. Previously he managed Intel’s industry leading Ethernet, storage I/O processing, home networking and broadband businesses.  Age:  42

Jan Peeters, Director.  Mr. Peeters has been one of the Company’s directors since April 2000. Mr. Peeters is Chairman and Chief Executive Officer of Olameter Inc., a meter asset and data management company, which he formed in 1998. Mr. Peeters served on the Board of Directors of Call-Net, a publicly-traded Canadian telecommunications company, from 1999 to 2002. He presently serves as Chairman of Cogeco Inc. and Cogeco Cable Inc., publicly-traded Canadian companies in the areas of broadcasting and cable. He has been a Governor of McGill University since 1999.  Age:  54

Robert N. Pokelwaldt, Director.  Mr. Pokelwaldt has been one of the Company’s directors since April 2000. Mr. Pokelwaldt was previously Chairman and Chief Executive Officer of YORK International Corporation. He retired from the Board of Directors of Carpenter Tech in May 2004 and presently serves on the Board of Directors of Mohawk Industries, Inc. and First Energy, Inc.  Age:  69

James A. Urry, Director.  Mr. Urry has been one of the Company’s directors since the Company’s inception in August 1999. Mr. Urry is a Partner at Citigroup Venture Capital Ltd., where he has worked since 1989. Mr. Urry serves on the Board of Directors of AMI Semiconductor.  Age:  52

The Board of Directors recommends a vote FOR each of the nominees listed.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT, REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

ITEM 2 ON PROXY CARD

The Board of Directors, acting upon the recommendation of the Audit Committee, asks that the shareholders ratify the selection of KPMG LLP as the Company’s independent, registered certified public accountants to audit and report upon the financial statements of the Company for the 2006 fiscal year. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted FOR ratification of the appointment of KPMG LLP as the Company’s independent accountants.

Change in Accountants during Fiscal Year 2006

The Audit Committee of the Board of Directors (“Audit Committee”) of the Company decided in February of 2006 that, in accordance with sound corporate governance practices, it would issue a request for proposal (the “RFP”) with regard to the audit engagement of the Company. Ernst & Young LLP had been the Company’s independent registered public accounting firm since the inception of the Company in 1999. The Audit Committee decided to issue the RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. This decision was not related to the quality of services provided by Ernst & Young LLP. The RFP was issued to six large public accounting firms, including Ernst & Young LLP, in February 2006. Effective March 15, 2006, the Audit Committee unanimously approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm and the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Ernst & Young LLP’s reports on the financial statements of the Company for fiscal years 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, in connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 30, 2005 and December 31, 2004, and the subsequent interim period through March 15, 2006, which was the date of dismissal of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which were not resolved to the satisfaction of Ernst & Young LLP.

During the Company’s two most recent fiscal years and the subsequent interim period though March 15, 2006, neither the Company nor anyone on its behalf consulted with KPMG LLP regarding (i) an audit opinion of the Company’s financial statements; (ii) the application of accounting principles to a specific transaction; or (iii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of KPMG LLP to serve as the Company’s independent, registered certified public accountants for the 2006 fiscal year.

INCREASE IN SHARES AVAILABLE UNDER THE

1999 EQUITY COMPENSATION PLAN

ITEM 3 ON PROXY CARD

The Company’s 1999 Equity Compensation Plan, as amended (the “1999 Equity Plan”), was approved by the Board of Directors and by the shareholders of the Company in 1999, with a total of 7,500,000 shares of Common Stock initially reserved for issuance under the 1999 Equity Plan. The number of shares of Common Stock reserved for issuance under the 1999 Equity Plan was increased from 22,250,000 to 25,250,000 in 2005. Subject to shareholder approval, the Compensation Committee of the Board of Directors has approved an increase in the number of shares authorized for issuance under the 1999 Equity Plan from 25,250,000 to 36,250,000. A summary description of the 1999 Equity Plan is attached to this proxy statement as Exhibit A. This summary is qualified in its entirety by the full text of the 1999 Equity Plan, a copy of which is attached to this proxy statement as Exhibit B.

As of March 1, 2006, options to purchase 20,056,129 shares of Common Stock (net of cancelled or forfeited options) had been granted under the 1999 Equity Plan, and 5,193,871 shares remained available for future grants. However, the Company believes that the remaining shares may be utilized during the next year for annual grants, grants to new hires and grants made pursuant to acquisitions. The closing price of the Common Stock on March 1, 2006 was $29.59. Presented below is a three-year year history of grants issued under the 1999 Equity Plan:

	Historical Run Rate (Shares in Thousands)
	Year Ended
	January 2, 2004	December 31, 2004	December 30, 2005
	(Fiscal ’03)	(Fiscal ’04)	(Fiscal ’05)
Options Granted from 1999 Equity Plan	3,572	4,556	4,805
Acquisition Options (Granted in Exchange for Options of Acquired Companies)	—	6,283	—

Total Options Granted	3,572	10,839	4,805
Deferred Stock Units (DSUs) Granted	133	192	101

Total Options and DSUs Granted	3,705	11,031	4,906

Run Rate, Excluding Acquisition Options	2.7%	3.3%	3.5%
Cancellations	2,526	2,054	2,421
Run Rate (Net of Cancellations), Excluding Acquisition Options	0.8%	1.7%	1.7%

Total Shares Outstanding	139,331	144,927	141,051

The Board of Directors believes that this increase will strengthen the Company’s ability to attract and retain individuals with the desired training, experience and expertise in a highly competitive market. The Board of Directors also believes that this increase will allow the Company to furnish additional incentives to its employees to promote the Company’s financial success and motivate them to increase shareholder value. Accordingly, the Board of Directors believes that this proposed increase in the number of shares authorized for issuance under the 1999 Equity Plan is in the best interest of the Company.

The Board of Directors recommends a vote FOR an increase in the number of shares authorized for issuance under the 1999 Equity Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS

The next shareholder meeting will be held on or about May 9, 2007. Shareholders wishing to have a proposal included in the Board of Directors’ 2007 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than December 6, 2006, 120 days prior to the first anniversary of the date this proxy statement was released to shareholders. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 19, 2007 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 19, 2007. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to the Vice President, Secretary and General Counsel of Intersil Corporation.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ON THE FINANCIAL STATEMENTS OF THE COMPANY

AND THE INDEPENDENCE OF THE COMPANY’S AUDITORS

Report of the Audit Committee to the Full Board of Directors of Intersil Corporation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee appoints the independent accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for pre-approving both audit and non-audit engagements with the independent accountants. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of Intersil’s Board of Directors. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal year 2005 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent accountants during that time period, Ernst & Young LLP. The Audit

Committee also discussed with senior management and Ernst & Young LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2005 Annual Report on Form 10-K with management, including a review of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1. In addition, the Audit Committee reviewed with the independent accountants their independence, including the compatibility of non-audit services performed with the accountant’s independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held fourteen (14) meetings and acted by unanimous written consent two (2) times in fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report and the Form 10-K for the fiscal year ended December 30, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed the firm of KPMG LLP, registered, certified public accountants, as independent accountants to audit and report upon the Company’s financial statements for the fiscal year ending December 29, 2006, replacing Ernst & Young LLP, which was dismissed on March 15, 2006. The Company is requesting stockholder ratification of the appointment of KPMG LLP. In appointing KPMG LLP as the Company’s auditors for fiscal year 2006, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services are compatible with maintaining their independence.

AUDIT COMMITTEE

Jan Peeters, Committee Chairman
Gary E. Gist
Mercedes Johnson
Robert N. Pokelwaldt

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF INTERSIL CORPORATION

FOR FISCAL YEAR 2005

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2005 was an officer or employee of the Company, or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, no member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Role of Committee.  The Compensation Committee of the Board of Directors establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s equity compensation plan. The Compensation Committee seeks to align executive compensation with competitive survey data and the Company’s financial performance in order to enhance shareholder value. The Compensation Committee consists of three non-employee directors.

The Compensation Committee reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization.

The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as senior executives and (ii) providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance and deliver enhanced value to the Company’s shareholders. The Compensation Committee believes it is important to place a greater percentage of senior executives’ compensation at risk than that of non-executives by tying senior executives’ compensation directly to the performance of the business and value of the common stock. Accordingly, executive compensation consists primarily of an annual salary, bonuses linked to the performance of the Company and long-term equity-based compensation. The Compensation Committee considers the compensation program’s impact on each operating product group as well as the effect on growth, profitability, market position and goals set for each year as well as changes in corporate market focus, strategic goals and key results expected (“KREs”) set for the next fiscal year. The Compensation Committee reviews with management the business plans for the new fiscal year and compares them to the prior year.

Compensation.  Total compensation for senior executives is structured to deliver, at target levels of performance, competitive pay balanced between three primary components: annual base salary, annual incentive compensation and equity compensation. The annual base salaries of the Company’s senior executives are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. The Compensation Committee reviews senior executives’ base salaries on an annual basis and may, in its discretion, adjust the base salary of each of the senior executives in accordance with each senior executive’s past performance, expected future contributions, scope and nature of responsibilities, including changes in such responsibilities, and competitive compensation data relating to such senior executive.

The Compensation Committee believes that a portion of the executives’ annual compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Annual incentive compensation is delivered through the Company’s shareholder approved Executive Incentive Plan. Objective targets are established for six-month performance periods during each calendar year based on the Company’s financial targets, such as revenue, earnings and return on capital, as well as individual strategic and operating targets. Performance against the objective targets is measured at the end of each performance period and payouts are approved in accordance with the terms of the Executive Incentive Plan.

Equity compensation is used to create and maintain an alignment of interests between shareholders and the senior executives. To the extent that shareholder value is increased through stock price appreciation, the senior executives experience an increase in the value of this component of their compensation. In 2003, to enhance the alignment of interests between shareholders and senior executives, the Compensation Committee established minimum ownership requirements for the senior executives. Tabled below are the ownership requirements, expressed as a multiple of base salary, that must be established by the senior executive:

Position	Multiple of Base Salary	Time to Attain

Chief Executive Officer	4X	5 years

Senior Executives	2X	5 years

The Compensation Committee authorizes the issuance of equity grants and awards under the shareholder approved Intersil 1999 Equity Compensation Plan (the “1999 Equity Plan”). Awards under the 1999 Equity Plan may be in the form of, but not limited to, stock options, deferred stock units (“DSUs”), restricted stock or stock appreciation rights. Options, which have an exercise price equal to the NASDAQ Market closing price of Intersil Common Stock on the date of grant and typically vest over a four-year period, were granted to senior executives and other key employees.

In 2003, the Compensation Committee approved the issuance of DSUs as a form of restricted stock under the Plan. DSU awards, in tandem with stock option grants, enable the Company to deliver competitive values of equity compensation while reducing the total number of shares issued under the 1999 Equity Plan on an annual basis. In addition, the vesting schedule increases the retentive value of the equity compensation. Generally, the DSUs fully vest at the end of the third anniversary of the award, with no interim vesting, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. Recipients may elect to defer receipt of the common stock represented by the DSU award for five-year deferral periods, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting and/or deferral period and be paid out following the vesting date or the expiration of the deferral period.

Fiscal Year 2005 Chief Executive Officer.  Mr. Richard M. Beyer is the Chief Executive Officer and a director of Intersil Corporation. Following the acquisition of Elantec Semiconductor, Inc. on May 14, 2002 and until January 25, 2006, Mr. Beyer was the President, Chief Executive Officer and a director of Intersil Corporation. On January 26, 2006, Mr. Louis DiNardo was appointed President and Chief Operating Officer of the Company with Mr. Beyer retaining his position as Chief Executive Officer and director. Mr. Beyer’s cash compensation during fiscal year 2005 consisted of an annual base salary of $550,000 and a target annual incentive under the Executive Incentive Plan of $600,000. Mr. Beyer is also eligible to receive stock options and DSUs at the discretion of the Board of Directors. For fiscal year 2005, Mr. Beyer earned a total annual incentive payout under the Executive Incentive Plan of $770,280, based upon the accomplishment of Company financial performance goals determined by the Board of Directors. During fiscal year 2005, Mr. Beyer also was granted stock options to purchase 256,250 shares of our Class A common stock and 18,500 DSUs. The use of stock options and DSUs as a portion of Mr. Beyer’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits our ability to deduct compensation in excess of $1,000,000 paid during a tax year individually to our executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

COMPENSATION COMMITTEE

James A. Urry, Committee Chairman

Robert W. Conn

Gary E. Gist

COMPENSATION TABLES

Executive Compensation

The following table sets forth certain information concerning the compensation earned by our Chief Executive Officer, our four most highly compensated executive officers (other than our Chief Executive Officer) and Daniel Heneghan, former Chief Financial Officer of the Company, who is no longer an executive officer or employee of the Company, for services rendered during the last three fiscal years:

Summary Compensation Table Calendar Year 2005
Dollars In Thousands
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Calendar Year (1)	Salary $	Bonus $ (2)	Other Annual Compensation $ (3)	Restricted Stock Awards ($) (4)	Options (# of Shares) (5) (6) (7)	All Other Compensation $ (8)
Richard M. Beyer President and Chief Executive Officer	2005 2004 2003	550.0 550.0 560.6	770.3 312.5 502.0	1,297.3 442.4 30.0	316.0 683.1 372.2	256,250 206,250 468,000	22.7 56.6 40.4

Louis DiNardo Executive Vice President and General Manager, Power Management Products Group	2005 2004 2003	350.0 350.0 350.0	477.4 350.0 240.0	5,585.4 2,225.0 —	256.2 500.1 —	103,750 300,000 300,000	1.7 — —

Alden Chauvin Vice President, Worldwide Sales	2005 2004 2003	257.8 257.4 252.3	275.3 101.5 168.8	649.5 1.6 903.3	85.4 177.6 121.0	68,750 67,500 54,600	18.2 24.3 32.0

Rajeeva Lahri Chief Technical Officer and Executive Vice President of Operations	2005 2004 2003	297.7 280.9 260.7	340.8 96.3 137.3	264.4 4.3 906.6	128.1 136.6 93.1	148,750 82,500 42,000	14.7 16.8 21.5

Mohan Maheswaran Executive Vice President and General Manager, Analog Signal Processing Products Group	2005 2004 2003	300.0 279.1 252.3	313.1 151.4 220.3	612.9 4.9 1,144.5	119.6 204.9 139.6	108,750 151,250 69,250	3.9 22.1 29.0

Daniel J. Heneghan (9) Vice President and Chief Financial Officer	2005 2004 2003	208.8 325.0 334.8	165.7 140.6 367.3	598.5 1.1 —	— 327.9 223.3	30,000 90,000 100,800	303.2 29.4 35.8

(1)	2005 is the fiscal year ended December 30, 2005; 2004 is the fiscal year ended December 31, 2004; and 2003 is the fiscal year ended January 2, 2004.

(2)	This category includes Executive Incentive Plan bonuses earned for all officers. It also includes additional bonuses paid in fiscal year 2005 to Mr. Chauvin ($25,000) and Mr. Lahri ($25,000) and in fiscal year 2003 to Mr. Heneghan ($130,000). Mr. DiNardo fiscal year 2003 bonus amount was paid under the Xicor, Inc. management bonus plan.

(3)	None of the executive officers named in the Summary Compensation Table received personal benefits in excess of $50,000 or 10% of annual salary and bonus for fiscal years 2005, 2004 and 2003. For fiscal year 2005, amounts include gain on sale of stock options for Mr. Beyer ($1,297,337), Mr. DiNardo ($5,585,445), Mr. Chauvin ($649,533), Mr. Lahri ($263,046), Mr. Maheswaran ($610,129) and Mr. Heneghan ($53,220). In addition, for fiscal year 2005, Mr. Heneghan’s amount includes gain on the sale of common stock underlying deferred stock unit awards ($540,576). For fiscal year 2004, Mr. Beyer’s amount includes $440,800 gain on sale of common stock and Mr. DiNardo’s amount represents gain on sale of stock options of $2,224,982. For fiscal year 2003, amounts include gain on sale of stock options for Messrs. Chauvin ($895,874), Lahri ($906,630) and Maheswaran ($1,144,544).

(4)	Deferred stock units (“DSUs”) were awarded to Messrs. Beyer (18,500), DiNardo (15,000), Chauvin (5,000), Lahri (7,500), and Maheswaran (7,000) on April 1, 2005. The awards vest upon the third anniversary of the grants, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. A recipient may elect to defer receipt of the common stock represented by a DSU award for a five-year deferral period, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting period and, if applicable, the deferral period and will be paid out following the vesting date or the expiration of the deferral period. At the end of fiscal year 2005, Mr. Beyer held 72,500 DSUs, having a value of $1,803,800; Mr. DiNardo held 45,000 DSUs, having a value of $1,119,600; Mr. Chauvin held 20,600 DSUs, having a value of $512,528; Mr. Lahri held 19,500 DSUs, having a value of $485,160; and Mr. Maheswaran held 25,000 DSUs, having a value of $622,000.

(5)	Fiscal year 2005 stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates seven years from the date of each grant. Annual grants are issued in quarterly installments, assuming continued service on the part of the executive, on the first trading day of the months of April, July, October and January. Each annual grant installment vests 25% on April 1, 2006 and 6.25% quarterly thereafter until fully vested. Supplemental stock option grants were issued on September 1, 2005 to Messrs. Beyer (75,000 shares), DiNardo (10,000), Chauvin (5,000), Lahri (25,000), and Maheswaran (25,000). The supplemental stock option grants vests over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested. The supplemental stock option grants terminate seven years from the date of grant.

(6)	Fiscal year 2004 stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates seven years from the date of each grant except for 18,750 shares granted to Mr. Maheswaran which terminate ten years from the date of the grant. Each grant vests over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested) as authorized by the Compensation Committee of the Intersil Board of Directors.

(7)	Fiscal year 2003 stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates ten years from the date of the grant. The grants vest over a four year period at a rate of 25% upon each of the first four anniversary dates of the grant (except for 6,250 options issued to Mr. Maheswaran that vests over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested). Mr. DiNardo’s options represent Xicor, Inc. stock options granted in 2003 and converted pursuant to the terms and conditions of the Agreement and Plan of Merger between Intersil Corporation and Xicor, Inc.

(8)	Amounts reported reflect contributions and allocations to defined contribution retirement plans and the value of insurance premiums for term life insurance and disability insurance except for Mr. Heneghan who’s fiscal year 2005 amount reflects $288,346 in separation payments made in accordance with the terms of his employment agreement.

(9)	Mr. Heneghan’s employment with the Company terminated on July 1, 2005.

Stock Options

The following table provides information concerning stock options granted to the executive officers named in the Summary Compensation Table during fiscal year 2005:

Fiscal Year 2005 Option/SAR Grants

	Individual Grants (1)
	Number of Securities Underlying Options		Percentage of Options Granted to All Employees (5)	Exercise Price	Expiration Date	Realizable Value at Assumed Annual Rates of Stock Price Appreciation on over Option Term (6)
Richard Beyer	68,750	(2)	1.4%	$16.21	01/03/12	$453,688	$1,057,267
	37,500	(3)	0.8%	$17.08	04/01/12	$260,748	$607,642
	37,500	(3)	0.8%	$19.00	07/01/12	$290,059	$675,949
	75,000	(4)	1.6%	$20.73	09/01/12	$632,939	$1,474,991
	37,500	(3)	0.8%	$22.06	10/03/12	$336,773	$784,812

Louis DiNardo	31,250	(2)	0.7%	$17.08	04/01/12	$217,290	$506,369
	31,250	(3)	0.7%	$19.00	07/01/12	$241,716	$563,291
	10,000	(4)	0.2%	$20.73	09/01/12	$84,392	$196,666
	31,250	(3)	0.7%	$22.06	10/03/12	$280,645	$654,010

Alden Chauvin	22,500	(2)	0.5%	$16.21	01/03/12	$148,480	$346,015
	13,750	(3)	0.3%	$17.08	04/01/12	$95,607	$222,802
	13,750	(3)	0.3%	$19.00	07/01/12	$106,355	$247,848
	5,000	(4)	0.1%	$20.73	09/01/12	$42,196	$98,333
	13,750	(3)	0.3%	$22.06	10/03/12	$123,484	$287,764

Rajeeva Lahri	17,500	(2)	0.4%	$16.21	01/03/12	$115,484	$269,122
	18,750	(3)	0.4%	$17.08	04/01/12	$130,374	$303,821
	50,000	(4)	1.0%	$18.65	06/01/12	$379,621	$884,663
	18,750	(3)	0.4%	$19.00	07/01/12	$145,029	$337,974
	25,000	(4)	0.5%	$20.73	09/01/12	$210,980	$491,664
	18,750	(3)	0.4%	$22.06	10/03/12	$168,387	$392,406

Mohan Maheswaran	27,500	(2)	0.6%	$16.21	01/03/12	$181,475	$422,907
	18,750	(3)	0.4%	$17.08	04/01/12	$130,374	$303,821
	18,750	(3)	0.4%	$19.00	07/01/12	$145,029	$337,974
	25,000	(4)	0.5%	$20.73	09/01/12	$210,980	$491,664
	18,750	(3)	0.4%	$22.06	10/03/12	$168,387	$392,406

Daniel J. Heneghan	30,000	(2)	0.6%	$16.21	01/03/12	$197,973	$461,353

(1)	The fiscal year annual stock option grant is delivered in four installments with each installment treated as a separate grant with its own grant price, vesting schedule and expiration date. For the fiscal year 2005 annual grant, the installment grants were issued on the first trading days of the months of April 2005, July 2005, October 2005 and January 2006. For the fiscal year 2005 annual grant, the table reflects the three installments issued during the fiscal year ended December 31, 2005.

(2)	Represents the fourth installment of the fiscal year 2004 annual option grant issued during fiscal year 2005. The grant vested 25% on April 1, 2005 and continues to vest at a rate of 6.25% quarterly thereafter until fully vested.

(3)	Each fiscal year 2005 annual grant installment vests 25% on April 1, 2006 and 6.25% quarterly thereafter until fully vested. Each annual grant installment terminates seven years from the date of grant.

(4)	Supplemental stock option grants vest over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested. The supplemental stock option grants terminate seven years from the date of grant.

(5)	A total of 4,805,305 options were granted to Intersil employees under the Intersil 1999 Equity Compensation Plan during the fiscal year ended December 30, 2005.

(6)	Represents the potential realizable value of the underlying shares of Intersil common stock at the expiration date based on an assumed annual appreciation rate of 5% and 10% of the exercise price, set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our Class A Common Stock.

The following table sets forth information regarding the number and value of options held by the executive officers named in the Summary Compensation Table during fiscal year 2005:

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following sets forth information regarding the number and value of options granted to or held by the Named Executive Officers during fiscal 2005 and at December 30, 2005. The Company does not currently have stock appreciation rights (SAR’s) outstanding:

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End		Net Value of Unexercised In-the-Money Options at Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Beyer	150,000	$1,297,397	2,178,353	431,157	$1,194,078	$3,061,775

Alden J. Chauvin	32,593	$649,533	422,658	95,263	$2,701,841	$618,702

Louis DiNardo	350,000	$5,585,445	362,139	384,528	$5,471,511	$3,631,313

Rajeeva Lahri	47,436	$263,046	387,599	194,939	$935,306	$1,198,828

Mohan R. Maheswaran	153,111	$642,111	329,033	181,313	$780,945	$1,177,040

Daniel J. Heneghan	3,029	$53,220	664,134	—	$2,578,820	$—

(1)	Reflects net pre-tax amounts determined by subtracting the exercise price from $24.88 per share, which was the fair market value of our common stock at December 30, 2005.

OTHER FORMS OF COMPENSATION

The table below summarizes the status of our equity compensation plans (shares in thousands):

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders:
Elantec, Inc. 1994 Equity Incentive Plan (1)	66	$ 1.38	None
Elantec 1995 Equity Incentive Plan (1)	4,705	$ 22.21	None
Elantec 2001 Equity Incentive Plan (1)	98	$ 21.69	None
Xicor 1990 Equity Incentive Plan (1)	1,103	$ 6.78	None
Xicor 1998 Equity Incentive Plan (1)	1,141	$ 6.51	None
Xicor 2002 Equity Incentive Plan (1)	1,470	$ 17.21	None
1999 Equity Compensation Plan	15,030	$ 21.69	6,215
Equity compensation plans not approved by shareholders	None
Total	23,613	$ 20.03	6,215

(1)	Each of these plans has been acquired by an acquisition made by Intersil. Although there are still additional securities to be issued under these plans, Intersil will not make any additional grants under these plans. All future grants will be made under the 1999 Equity Compensation Plan.

RETIREMENT PLANS

Retirement and Savings Program

Intersil Corporation provides retirement benefits to substantially all employees primarily through a defined contribution retirement plan. Contributions by the Company to the retirement plan are based on employees’ savings with no other funding requirements. The Company is able to make additional contributions to the fund at its discretion.

The savings element of the retirement plan is a defined contribution plan, which is qualified under Internal Revenue Service Code Section 401(k). All employees of the Company may elect to participate in the 401(k) retirement plan (the “401(k) plan”). Under the 401(k) plan, participating employees may defer a portion of their pretax earnings up to certain limits prescribed by the Internal Revenue Service. The Company provides matching contributions under the provisions of the plan. Employees fully vest in the Company’s matching contributions upon the completion of five years of service.

Retirement benefits also include an unfunded limited healthcare plan for U.S.-based retirees and employees on long-term disability. Over the next several years, the cost for retiree benefits is gradually being assumed by the retirees. Intersil Corporation accrues the estimated cost of these medical benefits, which are not material, during an employee’s active service life.

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total stockholder return on the Company’s stock with the cumulative total return of the NASDAQ Market Index and the Philadelphia Semiconductor Index for the period of six fiscal years commencing February 24, 2000 and ending December 31, 2005. The graph assumes that $100 was invested on February 24, 2000 in each Intersil common stock, the NASDAQ Market Index, and the Philadelphia Semiconductor Index, and that all dividends were reinvested. Cumulative total stockholder returns are based on Intersil’s fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 17, 2006 with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power.

Unless otherwise indicated, the address of each person owning more than 5% of the Company’s outstanding shares is c/o Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, CA 95035.

	Class A Common Stock
	Shares Beneficially Owned	Percent (1)
Capital Research and Management Company (2)	13,532,550	8.8%
TCW Group, Inc. (3)	10,821,453	7.0%
T. Rowe Price Associates, Inc. (4)	9,067,582	5.8%
Richard M. Beyer (5)	2,214,919	1.5%
James V. Diller (6)	776,598	*
Alden Chauvin (7)	489,494	*
Louis DiNardo (8)	403,951	*
Rajeeva Lahri (9)	373,415	*
Mohan Maheswaran (10)	249,647	*
Thomas Tokos (11)	122,002	*
Gary Gist (12)	116,590	*
James A. Urry (13)	107,024	*
Robert Conn (14)	82,500	*
Jan Peeters (15)	82,500	*
Robert Pokelwaldt (16)	82,500	*
David Zinsner (17)	71,312	*
Mercedes Johnson (18)	0	*
Gregory Lang (19)	0	*

All directors and executive officers as a group (15 persons)	5,172,452	3.5%

*	Less than 1% of the outstanding Class A Common Stock

(1)	Percentages are derived using the number of shares of Class A Common Stock outstanding as of March 17, 2006.

(2)	Based solely on information obtained from a Schedule 13-G filed by Capital Research and Management Company for the period ending December 30, 2005. The address of Capital Research and Management Co. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)	Based solely on information obtained from a Schedule 13-G filed by TCW Group, Inc., on behalf of the TCW Business Unit for the period ending December 31, 2005. The address of TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017.

(4)	Based solely on information obtained from a Schedule 13-G filed by T. Rowe Price Associates, Inc. for the period ending December 31, 2005. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(5)	Includes 1,284 shares owned by Richard M. Beyer. Also includes a Deferred Stock Unit award for 24,000 shares and 2,189,635 shares subject to options exercisable within 60 days of March 17, 2006.

(6)	Includes 344,074 shares owned by the James V. Diller & June P. Diller Trust. Also includes 432,524 shares subject to options exercisable within 60 days of March 17, 2006.

(7)	Includes 91,617 shares owned by the Chauvin Family Trust dated February 12, 1997 and 68 shares owned by the Scott Chauvin IRA Account for which Mr. Chauvin is Custodian of this account. Also includes a Deferred Stock Unit award for 7,800 shares and 390,009 shares subject to options exercisable within 60 days of March 17, 2006.

(8)	Includes 2,500 shares owned by Louis DiNardo. Also includes 401,451 shares subject to options exercisable within 60 days of March 17, 2006.

(9)	Includes a Deferred Stock Unit award for 6,000 shares. Also includes 367,415 shares subject to options exercisable within 60 days of March 17, 2006.

(10)	Includes a Deferred Stock Unit award for 9,000 shares. Also includes 240,647 shares subject to options exercisable within 60 days of March 17, 2006.

(11)	Includes 122,002 shares subject to options exercisable within 60 days of March 17, 2006.

(12)	Includes 41,590 shares owned by the Gist Family Living Trust. Also includes 75,000 shares subject to options exercisable within 60 days of March 17, 2006.

(13)	Includes 32,024 shares owned by James A. Urry. Also includes 75,000 shares subject to options exercisable within 60 days of March 17, 2006.

(14)	Includes 82,500 shares subject to options exercisable within 60 days of March 17, 2006.

(15)	Includes 82,500 shares subject to options exercisable within 60 days of March 17, 2006.

(16)	Includes 82,500 shares subject to options exercisable within 60 days of March 17, 2006.

(17)	Includes 71,312 shares subject to options exercisable within 60 days of March 17, 2006.

(18)	Ms. Johnson became a member of Intersil’s Board of Directors on August 3, 2005. She currently has zero exerciseable options as of March 17, 2006.

(19)	Mr. Lang became a member of Intersil’s Board of Directors on February 7, 2006. He currently has zero exerciseable options as of March 17, 2006.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company are as follows:

Richard M. Beyer, Chief Executive Officer, Director.  Mr. Beyer is described above as a nominee for Director.

Louis DiNardo, President, Chief Operating Officer.  Mr. DiNardo has served as the President and Chief Operating Officer of the Company since January 2006. Prior to that, he was Executive Vice President, General Manager since July 2004. From November 2000 to June 2004, Mr. DiNardo was a Board member, President and CEO of Xicor, Inc. Mr. DiNardo came to Xicor from Linear Technology Corporation, where during his 13 years there he held the positions of Vice President/General Manager of Mixed Signal Products, Vice President of Marketing, Director of North American Distribution, and Area Sales Manager. Prior to that, Mr. DiNardo worked for eight years at Analog Devices in Field Sales and Applications.  Age:  46

David A. Zinsner, Vice President, Chief Financial Officer and Assistant Secretary.  Mr. Zinsner was appointed Vice President and Chief Financial Officer of Intersil Corporation in July 2005. Prior to his promotion, Mr. Zinsner was Intersil’s Corporate Controller and Treasurer for five years. In that role, he oversaw most of Intersil’s finance departments. Since joining Intersil as Corporate Treasurer in 1999, Mr. Zinsner has completed a variety of key executive assignments, including leadership roles in the assimilation of several acquisitions. Prior to joining Intersil, Mr. Zinsner held international finance and treasury management positions at Harris Corporation, and before that, he was employed by Mellon Financial Corporation.  Age:  37

Rajeeva Lahri, Executive Vice President of Worldwide Operations and Chief Technology Officer.  Mr. Lahri has served as Chief Technology Officer and Executive Vice President of Worldwide Operations since June 2005. Prior to that, he was Vice President of Worldwide Operations and Chief Technology Officer from September 2004 until June 2005. Prior to that, he was the Chief Technology Officer, beginning in May 2002. From April 2001 to May 2002, Mr. Lahri served as Senior Vice President of Technology and Operations at Elantec Semiconductor, Inc.  Age:  50

Thomas C. Tokos, Vice President, General Counsel and Secretary.  Mr. Tokos has served as Vice President, General Counsel and Secretary of the Company since May 2003. From November 2002 until May 2003, he served as Vice President, General Counsel and Secretary of Asyst Technologies, Inc., a semiconductor equipment company. From August 2001 to September 2002, Mr. Tokos was an attorney in private practice. From July 2000 to July 2001, Mr. Tokos was Chief Financial Officer of Get2Chip.com, Inc., a semiconductor design automation software company.  Age:  53

Alden Chauvin, Vice President, Worldwide Sales.  Mr. Chauvin has served as the Company’s Vice President, Worldwide Sales since the Company’s acquisition of Elantec Semiconductor, Inc. in May 2002. Prior to that, Mr. Chauvin was Vice President of Worldwide Sales for Elantec Semiconductor, Inc. from March 1999 to May 2002.  Age:  60

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from them that no other reports were required, the following individuals reported that a Form 4 had been filed late during the fiscal year ended December 30, 2005: Gary Gist, Richard Beyer, Alden Chauvin, Louis DiNardo, Susan Hardman, Rajeeva Lahri, Mohan Maheswaran and Thomas Tokos.

EMPLOYMENT AGREEMENTS

On January 1, 2006, the Company entered into an employment agreement with Richard Beyer (“Mr. Beyer”), its Chief Executive Officer. The initial term of this agreement is three years, renewable for successive one-year periods beginning January 1, 2009. Under the terms of this agreement, Mr. Beyer may terminate his employment at any time upon 60 days written notice and the Company may terminate his employment at any time upon written notice. His annual base salary will be $550,000 per year and he will be eligible for an annual performance-based target bonus of up to $600,000 with the bonus amount paid being subject to increase or decrease based on the financial performance of the Company. Mr. Beyer will be granted options to purchase 250,000 shares of the Company’s common stock on April 3, 2006 and has been granted 100,000 performance-based deferred stock units (“DSUs”) vesting on January 1, 2009, the number of such DSUs being subject to increase or decrease based upon the Company’s financial performance relative to its peer companies. In the event that his employment is involuntarily terminated or terminated without cause, Mr. Beyer will be entitled to severance benefits consisting of two years of base salary, payment of one-half of his full annual target bonus for each of the four subsequent semi-annual bonus periods, accelerated vesting of certain of his stock options and DSUs and participation in the retiree medical plan maintained by the Company with premiums being paid by the Company until such time as he becomes eligible for Medicare or becomes covered under another employer’s medical plan. In the event of his termination for death or disability, Mr. Beyer (or his beneficiary, as applicable) will be entitled to 12 months of his base salary, a pro-rata portion of his full target bonus for the year of termination and accelerated vesting of certain equity awards. Contemporaneous with execution of this employment agreement, the Company and Mr. Beyer agreed to amend his Executive Change in Control Severance Benefits Agreement dated May 10, 2002. The amendment provides that in the event that Mr. Beyer’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following a change in control of the Company, the Company will continue to pay his annual base salary and full target annual bonus for three years and certain equity awards granted to Mr. Beyer will become fully vested.

In January 2006, the Company announced the appointment of Louis DiNardo as its President and Chief Operating Officer. On January 25, the Company and Mr. DiNardo entered into an employment agreement superseding his earlier employment agreement dated March 15, 2004. The initial term of the January 25 employment agreement is two years, renewable for successive one-year periods beginning January 25, 2008. Under the terms of this agreement, Mr. DiNardo may terminate his employment at any time upon 45 days written notice and the Company may terminate his employment at any time upon written notice. His annual base salary will be $375,000 per year and he will be eligible for an annual performance-based target bonus of up to $375,000 with the bonus amount paid being subject to increase or decrease based on the financial performance of the Company. Mr. DiNardo will be granted options to purchase 150,000 shares of the Company’s common stock on April 3, 2006 and has been granted 60,000 performance-based deferred stock units (“DSUs”) vesting on January 1, 2009, the number of such DSUs being subject to increase or decrease based upon the Company’s financial performance relative to its peer companies. In the event that his employment is involuntarily terminated or terminated without cause or terminated through death or disability during the employment term, Mr. DiNardo will receive one year of base salary, payment of a pro-rated portion of his full annual target bonus for the calendar year and be entitled to accelerated vesting of a portion of his unvested DSUs and stock options. Contemporaneous with execution of this employment agreement, the Company and Mr. DiNardo agreed to amend his Executive Change in Control Severance Benefits Agreement dated March 15, 2004. The amendment provides that in the event that Mr. DiNardo’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following a change in control of the Company, the Company will continue to pay his annual base salary and full target annual bonus for two years and certain equity awards granted to Mr. DiNardo will become fully vested.

AUDIT FEES

Fees for audit services totaled $1,828,000 in fiscal year 2005 and $2,102,000 in fiscal year 2004, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and other attest services related to regulatory filings.

AUDIT-RELATED FEES

Fees for audit-related services totaled $0 in fiscal year 2005 and $278,000 in fiscal year 2004. Audit-related services principally include due diligence in connection with acquisitions and accounting consultations.

TAX FEES

Fees for tax compliance services totaled $536,000 in fiscal year 2005 and $344,000 in fiscal year 2004. Tax advice and tax planning fees totaled $299,000 in fiscal year 2005 and $55,000 in fiscal year 2004.

ALL OTHER FEES

No professional accounting services were rendered or fees billed for other services not included above in 2005 or 2004.

AUDIT COMMITTEE PRE-APPROVAL POLICY

All of the audit engagements relating to audit services, audit-related services and tax services described above were pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy. The Audit Committee Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and other accounting engagements as specifically set forth by the Audit Committee on an annual basis. Individual engagements anticipated to exceed pre-approved fee thresholds and miscellaneous engagements not listed in the policy must be individually pre-approved. The policy authorizes the Audit Committee to delegate one or more of its members pre-approval authority with respect to permitted engagements.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Intersil’s Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. Intersil will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035, Telephone: 1-888-468-3774, E-mail: investor@intersil.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

Thomas C. Tokos Vice President, General Counsel and Secretary

March 30, 2006

Exhibit A

SUMMARY DESCRIPTION OF 1999 EQUITY COMPENSATION PLAN

Purpose.  The Company’s Board of Directors adopted the 1999 Equity Compensation Plan (the “1999 Equity Plan”) to enable key employees, directors and consultants of the Company and its subsidiaries and affiliates to participate in the equity ownership of the Company through awards of options, restricted stock, stock appreciation rights, deferred stock units and phantom shares under the 1999 Equity Plan. The purpose of the 1999 Equity Plan is to align the interests of the eligible individuals with the interests of the Company’s shareholders, provide incentives for eligible individuals to exert maximum efforts for the success of the Company and its subsidiaries, attract and retain the best available talent, and reward key personnel for their part in increasing the value of the Company.

Effective Date and Termination.  The original effective date of the Plan is August 13, 1999. The effective date of this amendment and restatement is May 10, 2006, except that with respect to those provisions required for compliance with Code Section 409A, such provisions shall be effective on January 1, 2005. The 1999 Equity Plan will terminate on August 13, 2009, unless earlier terminated by the Board of Directors.

Administration.  The 1999 Equity Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Board of Directors has also designated members or officers of the Company to serve as a secondary committee and has delegated to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The secondary committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Committee has under the terms of the 1999 Equity Plan.

The Committee has the following powers and authority with regard to the 1999 Equity Plan:

•	to interpret and administer the 1999 Equity Plan;

•	to select the employees, directors and consultants who are to receive awards under the 1999 Equity Plan;

•	to determine the type and amount of awards to be granted to participants;

•	to determine the times at which awards will be granted;

•	to determine the terms and conditions of awards granted under the 1999 Equity Plan and the terms of agreements which will be entered into with participants with respect to the 1999 Equity Plan, including the performance goals, if any, that apply to an award;

•	to adopt regulations for carrying out the 1999 Equity Plan and make changes in such regulations as it shall from time to time, think advisable; and

•	to amend the 1999 Equity Plan if such power is so delegated by the Board of Directors, provided that such amendment does not adversely affect the participant unless it is required to comply with applicable laws and that no amendment to the 1999 Equity Plan may be effective that would, if such amendment were not approved by the stockholders of the Company, cause the 1999 Equity Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the stockholders of the Company is obtained.

The Committee has the power to establish different terms and conditions with respect to different participants in the 1999 Equity Plan.

Participation.  All consultants, directors and key employees of the Company are eligible to participate in the 1999 Equity Plan. The Committee shall determine from time to time the individuals who are to receive awards under the 1999 Equity Plan. As of December 31, 2005, approximately 1,100 employees, including executive officers and seven directors participated in the 1999 Equity Plan. During the lifetime of participants, certain awards (options, deferred stock units, stock appreciation rights and phantom shares) shall be exercisable only by the participant, and no awards will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer an award for any reason during the participant’s lifetime shall be void and the relevant award shall be forfeited. Restricted stock awards are transferable by participants once the period of forfeiture with respect to such restricted stock lapses. Prior to the lapse of the restrictions, restricted stock is not transferable.

Shares of Stock Available for Grant.  Currently, 25,250,000 shares are authorized to be issued under the 1999 Equity Plan (the “Authorized Shares”). Of those Authorized Shares, shares underlying 20,056,129 (net of cancelled or forfeited options) awards have been made to eligible participants. The Company is asking for an additional 11,000,000 shares to be approved by shareholders (the “Additional Shares”). Therefore, if shareholder approval is obtained, a total not exceeding an aggregate amount of 36,250,000 shares of Common Stock (the “Total Shares”) will be available for issuance under the 1999 Equity Plan. No more than 950,000 of the existing Authorized Shares have been or will be issued as “full value shares” under the 1999 Equity Plan. Within the context of the 1999 Equity Plan, full value shares shall be deemed to consist of restricted stock awards, deferred stock unit awards, phantom shares, or stock appreciation rights (SARs) when the shares underlying the SAR grant not used to satisfy the stock appreciation are returned to the Plan. If the Additional Shares are approved, no more than 3,000,000 of the Total Shares will be issued as “full value shares.” The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to options that may be granted to any one individual shall not exceed 666,667 shares of Common Stock during any calendar year (the “Individual Limit”).

Changes in Capital Structure.  The 1999 Equity Plan provides that in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the Company’s corporate structure affecting its Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make the appropriate adjustment in the number and kind of shares authorized by the 1999 Equity Plan and other adjustments to outstanding awards as it deems appropriate.

Change of Control.  Upon a change of control of the Company, the Committee may, in its discretion, accelerate the vesting and exercisability of options granted under the 1999 Equity Plan. In addition, upon a change of control of the Company, the Committee may, at its discretion (i) cancel any outstanding vested options in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding option awards with awards involving the common stock of the successor corporation on terms necessary to preserve the rights of optionees. Upon a change of control of the Company, the Committee may also, in its discretion, accelerate the vesting of restricted stock and other awards made under the 1999 Equity Plan and take such other actions as the Committee deems appropriate.

Amendment and Termination of the 1999 Equity Plan.  The Board of Directors (or the Committee, if such power is so delegated by the Board) may amend, modify, suspend or terminate the 1999 Equity Plan, provided that shareholder approval of any amendment is obtained as required by applicable laws or regulations. The Committee may amend any outstanding award without a participant’s consent, provided the amendment does not adversely impact the participant. Termination of the 1999 Equity Plan shall not affect options outstanding under the 1999 Equity Plan at the time of termination.

Performance Goals.  Awards may be granted or vested contingent upon attaining performance goals related to our performance or the performance of any of our affiliates or business units. The performance goals will be established by the Committee prior to or early in a performance period, and after the performance period the Committee will determine and certify whether the goals have been obtained. The goals will be based upon one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

Options.  The specific terms and conditions of each option shall be set forth in a written option agreement, which shall comply with the 1999 Equity Plan.

The Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option agreements in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Committee, and, in the case of all options, shall be not less than the fair market value of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash or a certified or bank cashier’s check at the time of exercise, (ii) with the consent of the Committee, by delivery of an assignment of a sufficient amount of the proceeds from the sale shares of Common Stock to be acquired pursuant to such exercise, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the participant and valued at their fair market value on the date of exercise. Special rules apply which limit the time of exercise of an option following an employee’s termination of employment. The Committee may impose additional restrictions on the exercise of any option.

The option price of an option awarded under the 1999 Equity Plan shall not be reduced after the grant of such option, except in the case of a change in capital structure as described in the 1999 Equity Plan, unless such reduction is approved by a majority of the shares present and voted at a duly called meeting of the shareholders.

The maximum term of a non-qualified stock option may not exceed seven years from the date of grant of such option. The maximum term of an incentive stock option also may not exceed seven years from the date of grant, unless the grantee owns more than 10% of the Company, in which case the term may not exceed five years from the date of grant.

The Committee may, in its discretion, include in an option agreement a provision permitting the participant the ability to exercise, in whole or in part, shares subject to options prior to full vesting of such options, subject to the terms of the 1999 Equity Plan, including continued application of the vesting restrictions otherwise applicable to the exercised options and a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of the exercise price paid or the fair market value of the shares on the date of the repurchase.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) allows a recipient to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant to the date of exercise. The Committee will establish the terms and conditions governing each SAR under the 1999 Equity Plan in an award agreement at the time the SAR is granted. Payment upon exercise of a SAR may be made in cash or Common Stock. A SAR may be issued in conjunction with an option, and the exercise of a SAR will automatically cancel the related option (such SAR, a “Tandem SAR”). Similarly, the exercise of a related option will automatically cancel the Tandem SAR. The Committee shall address a grantee’s ability to exercise a SAR after his or her service with the Company ends in the award agreement for the SAR.

Restricted Stock.  In a restricted stock award, the Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Committee. The restriction period applicable to any grant of restricted stock shall not expire before the third anniversary of the grant, unless the earlier vesting is based upon the attainment of performance goals in which event the applicable restriction period expires no earlier than the first anniversary of the grant date. During the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. Unless otherwise determined by the Committee, shares of restricted stock that have not yet become vested will be forfeited when a grantee’s service with the Company ends.

Phantom Shares.  The award of a phantom share under the 1999 Equity Plan gives a grantee the right to receive payment of the fair market value of a share of Common Stock upon its exercise. The Committee establishes the terms and conditions of a phantom share award in an award agreement at the time the award is granted. Such terms and conditions shall not be inconsistent with the terms of the Plan. The Committee shall address a grantee’s ability to exercise a phantom share award after his or her service with the Company ends in the award agreement. Phantom shares are solely a measurement device for calculating the amounts to be paid to grantees, and do not constitute Common Stock or a trust fund of any kind. The Company may establish a bookkeeping reserve to meet its obligations to pay grantees. A grantee’s right to receive payment by virtue of being awarded phantom shares shall be no greater than the rights of any unsecured creditor of the Company, and a grantee shall not have any rights to Common Stock or any ownership interest in the Company. Claims procedures may apply with respect to phantom shares as required under applicable law.

Deferred Stock Units.  In a deferred stock unit (“DSU”) award, the Company will deliver, subject to certain conditions, a fixed number of shares of Common Stock to the participant at the end of a vesting period (not to be less than three years) or such extended deferral period(s) as timely elected by the participant. During the deferral period(s), the participant has no voting rights with respect to any such shares but rather he has a right to receive shares at some future date, in accordance with the terms of his or her award. Amounts equal to any dividends declared prior to vesting, and post-vesting during the deferral period(s), will be paid to the participant, without interest, at the time when the shares are no longer subject to vesting or a deferral period(s), as applicable. Shares of Common Stock awarded pursuant to a DSU award shall be issued and delivered at the end of the deferral period(s) specified in the agreement evidencing such DSU award.

Federal Tax Consequences of Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to the Company. Only employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Generally, when the shares underlying a non-qualified stock option have vested, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the exercise price paid by the holder for the stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares.

Additional special rules may apply to certain option holders who are subject to the rules set forth in Section 16 of the Exchange Act.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Other Awards

Deferred Stock Units.  A participant realizes no taxable income when a DSU award is made. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis (cost) in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will only be taxable to participants upon distribution as ordinary, compensation income (not dividend income).

Restricted Stock.  Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. Dividends paid with respect to restricted stock will be treated as ordinary compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits. The participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, within 30 days after shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received. Section 83(b) elections are irrevocable except in limited circumstances.

Phantom Shares.  Participants recognize no taxable income, and the Company is not entitled to a tax deduction, when a phantom share award is granted. When a participant exercises a phantom share award, the participant will have ordinary income in an amount equal to the cash or fair market value of the stock received, and, provided certain conditions of the Code are met, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.  A participant realizes no taxable income when an SAR is granted. Upon exercising an SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the stock received.

Withholding.  Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of Common Stock pursuant to the 1999 Equity Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. A participant may, however, elect to have the Company retain a number of shares the value of which equals the tax withholding in the case of the payment of awards in Common Stock, or the exercise of options or SARs.

Section 162(m)

Section 162(m) of the Code may preclude the Company from claiming a federal income tax deduction if the Company pays total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensation officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 1999 Equity Plan is intended to make grants of stock options, stock appreciation rights, restricted stock, DSUs and phantom shares that meet the requirements of performance-based compensation.

Exhibit B

INTERSIL CORPORATION 1999 EQUITY COMPENSATION PLAN

AMENDED AND RESTATED, EFFECTIVE MAY 10, 2006

EXCEPT AS OTHERWISE PROVIDED HEREIN

Intersil Corporation, a Delaware corporation, wishes to attract key employees, directors and consultants to the Company, its Subsidiaries and its Affiliates, to induce key employees, directors and consultants to remain with the Company, its Subsidiaries and its Affiliates and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Intersil Corporation 1999 Equity Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company, its Subsidiaries and its Affiliates. Awards under the Plan may be made in the form of Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares or Deferred Stock Units.

1.    DEFINITIONS.

Whenever used herein and unless otherwise provided in a Participant’s Award Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) each Person of which such specified Person or an Affiliate (as defined in clause (i) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

“Award” means, except where referring to a particular category of grant under the Plan, an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit.

“Award Agreement” means a certificate issued by the Company to a Participant evidencing and setting forth the terms and conditions of an Award made under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the Participant’s (i) act or acts of dishonesty, moral turpitude or criminality with respect to his or her employment or other service with the Company, (ii) continued failure to perform such Participant’s duties as an Employee, Director or Consultant, as reasonably determined by the Board (or the Committee, if such power is so delegated by the Board) acting in good faith, after reasonable notice of such failure and opportunity to cure such failure (if curable) is given to such Participant by the Board (or the Committee, if such power is so delegated by the Board), or (iii) willful or deliberate violations of such Participant’s obligations to the Company that result or could reasonably be expected to result in material injury to the Company. For these purposes “Company” shall include the Subsidiaries or Affiliates of the Company, as applicable.

“Change in Control” means the happening of any of the events described below, provided, however that to the extent required to avoid accelerated or additional taxation under Section 409A of the Code such definition shall be modified, in the Committee’s discretion, to mean solely a change in ownership or effective control of the Company within the meaning of Section 409A(1)(2)(v) of the Code and the applicable guidance thereunder :

(i)    any Person, other than (a) the Company or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, (e) a Participant or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes the Participant), or (f) the Investors or their Affiliates is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 25% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities;

(ii)    the individuals who serve on the Board as of the effective date hereof (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, any person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, shall for purposes of this clause (ii) be considered an Incumbent Director;

(iii)    the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder.

“Committee” means the Committee appointed by the Board under Section 3.

“Common Stock” means Class A Common Stock of the Company, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means Intersil Corporation, a Delaware corporation, or any successor thereto.

“Consultant” means a key consultant rendering service to the Company, its Subsidiaries or its Affiliates.

“Deferred Stock Unit” or “DSU” means the unfunded right awarded under Section 10 to receive a Share after the applicable vesting period or deferral period expires and other conditions, including, when applicable, the attainment of specified Performance Goals, provided by the Committee are satisfied.

“Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

“Disability” means a Participant either:

(i)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)    is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

“Employee” means a key employee of the Company, its Subsidiaries or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Fair Market Value” per Share means, on any given date (i) if the Shares are then listed on a national stock exchange, the closing price per Share on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if the Shares are not then listed on a national exchange, but are then quoted on NASDAQ or a similar quotation system, the closing price for the Shares as quoted on NASDAQ or a similar quotation system on such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code (and, with respect to Incentive Stock Options Section 422 of the Code) and the applicable guidance thereunder.

“Grantee” means an Employee, Director or Consultant who is granted a Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit hereunder.

“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Investors” means, collectively, Sterling Holding Company, LLC, Manatee Investment Corporation, Intersil Prism LLC, Citicorp Mezzanine Partners, L.P., William N. Stout, and the Affiliates of each.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at the price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Employee, Director, or Consultant to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share of an Option.

“Participant” means a Grantee or Optionee.

“Performance Goal” means the goal established by the Committee for a performance measuring period during the period permitted by Section 162(m) of the Code, based upon one or more criteria that the Committee shall select from the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

“Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means this Intersil Corporation 1999 Equity Compensation Plan, as amended from time to time.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder as described in Section 8.

“Retirement” means the Separation from Service of a Participant with the Company under circumstances which would entitle an Employee to an immediate pension under one of the Company’s approved retirement plans or retirement as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations thereunder.

“Separation from Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries that meets the requirements of a “separation from service” as defined in Section 409A of the Code and guidance thereunder. For these purposes, service with the Company or its Subsidiaries does not include any period of required notice under applicable law prior to Separation from Service, or during which a Participant is receiving severance pay or “pay in lieu of notice”. Cessation of service as an officer, Employee, Director or Consultant shall not be treated as a Separation from Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion. A transfer of employment or service between the Company and a Subsidiary or Affiliate shall not be deemed a Separation from Service. However, individuals employed by or providing services to an entity that ceases to be Subsidiary or Affiliate shall be deemed to have incurred a Separation from Service as of the date such entity ceases to be a Subsidiary or Affiliate.

“Settlement Date” means the date determined under Section 9.4(c).

“Share” means one share of Common Stock of the Company.

“Specified Employee” means a “specified employee” subject to the restrictions contained in Section 409A(a)(2)(B) of the Code.

“Stock Appreciation Right” or “SAR” means the right granted under Section 7 to receive, in cash or Shares, as determined by the Committee, the increase in the Fair Market Value of a Share underlying the SAR from the date of grant to the date of exercise.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means: (i) the legal representative of the estate of a deceased Optionee, (ii) persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee or (iii) persons who shall acquire the right to exercise an Option on behalf of the Optionee as the result of a determination by a court or other governmental agency of the incapacity of the Optionee.

2.    EFFECTIVE DATE AND TERMINATION OF PLAN.

The original effective date of the Plan is August 13, 1999. The effective date of this amendment and restatement is May 10, 2006, except that with respect to those provisions required for compliance with Code Section 409A, such provisions shall be effective on January 1, 2005. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the adoption of the Plan and any amendment and restatement thereto by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board (or the Committee, if such power is so delegated by the Board) may at any time prior to that date terminate the Plan.

3.    ADMINISTRATION OF PLAN.

(a)    The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “non-employee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code and related Treasury regulations and meet the requirements for “independence” of any applicable stock exchange or securities self-regulatory organization. Notwithstanding the foregoing, the Board or the Committee may designate one or more officers or Board members to serve as a “Secondary Committee” and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 or Section 162(m) of the Code. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

(b)    The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan exclusively relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(c)    Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Employees, Directors or Consultants of the Company and its Subsidiaries; (ii) determine the eligibility of an Employee, Director or Consultant to receive an Award subject to Section 4 hereof, (iii) determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Employee, Director or Consultant, the nature and value to the Company of the Employee’s, Director’s or Consultant’s present and potential contribution to the success of the Company whether directly or through a Subsidiaries and such other factors as the Committee may deem relevant, and (iv) determine the Performance Goals, if any, that apply to the receipt or vesting of any Award hereunder and certify that such Performance Goals have been attained, if applicable.

(d)    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(e)    Without limiting the generality of the Committee’s discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish Performance Goals applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure stockholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code and the regulations thereunder.

4.     ELIGIBILITY.

Any Employee, Director or Consultant of the Company or its Subsidiaries or Affiliates who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that no Incentive Stock Option shall be granted to a Director or Consultant.

5.    SHARES AND UNITS SUBJECT TO THE PLAN.

5.1.    In General.

(a)    Subject to Section 5.2, and subject to adjustments as provided in Section 15, the total number of Shares subject to Options or SARs granted under the Plan and Shares of Restricted Stock, Phantom Shares or DSUs granted under the Plan, in the aggregate, may not exceed 36,250,000. No more than 3,000,000 of such Shares shall be awarded as “full value awards.” “Full value shares” shall be deemed to consist of Restricted Stock Awards, DSU Awards, Phantom Shares, and SARs when the Shares underlying the SAR Award which are not used to satisfy the SAR are returned to the total number of Shares which can be issued under the Plan. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not, and will not be, payable under the Plan may again be made the subject of Awards under the Plan; however, such Shares shall be counted against the Individual Limit (as defined in Section 5.2).

(b)    The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

5.2.    Other Limitations.

In no event may any Participant receive Awards totaling more than 666,667 Shares in any calendar year (the “Individual Limit”), or in the case of Awards payable in cash $2,000,000. The aggregate Fair Market Value, determined as of the date an Award is granted, for Awards that are intended to be Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence the portion of the Award in excess of such limit shall be a Non-Qualified Stock Option.

6.    PROVISIONS APPLICABLE TO STOCK OPTIONS.

6.1.    Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible Employees,

Directors and Consultants of the Company and its Subsidiaries or Affiliates to whom Options are to be granted and the number of Shares to be optioned to each such Employee, Director and Consultant; (ii) determine whether to grant Incentive Stock Options, Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option hereunder); provided that Incentive Stock Options may only be granted to Employees; (iii) cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

6.2.    Option Price.

(a)    The Option Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Agreement, as the same may be amended from time to time subject to section 6.2(b). Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option provided that the Option Price with respect to each Option (regardless of whether it is an Incentive Stock Option or Non-Qualified Stock Option) shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Notwithstanding the foregoing, in the case of the grant of an Incentive Stock Option to an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) of the Code, the Option Price with respect to each Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted.

(b)    The Option Price of an Option awarded under the Plan shall not be reduced after the grant of such Option, except in the case of a change in capital structure as described in Section 15.1(a), unless such reduction is approved by a majority of the shares present and voted at a duly called meeting of the shareholders.

6.3.    Period of Options Vesting and Exercisability.

(a)    Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b)    The Award Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or a Consultant to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any Shares so purchased (i) shall vest in accordance with the vesting schedule otherwise applicable to the Option, (ii) shall, prior to vesting, be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the exercise price paid or (y) the Fair Market Value of the Shares on the date of such repurchase, and (iii) shall be subject to any other restriction the Company determines to be appropriate.

(c)    Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be vested and exercisable, and no Shares acquired pursuant to such Option shall ever be vested, if the Optionee has a Separation from Service before the time at which such Option or Shares would otherwise have become vested, and any Option that would otherwise become vested and exercisable, or Shares that would otherwise become vested, after such Separation from Service shall be forfeited upon such separation. Notwithstanding the foregoing provisions of this Section 6.3, Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or vested, and Shares subject to such schedule may be fully or more rapidly vested, at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

6.4.    Exercisability Upon and After Separation of Optionee.

(a)    The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Separation from Service of the Optionee.

(b)    Except as may otherwise be expressly set forth in this Section 6 or as may otherwise be expressly provided under the Award Agreement, no provision of this Section 6 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon the Separation from Service.

6.5.    Exercise of Options.

(a)    Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b)    Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

(c)    If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

6.6.    Payment.

(a)    The aggregate Option Price shall be paid in full within three days of exercise. Payment must be made by one of the following methods

(i)    cash or a certified or bank cashier’s check;

(ii)    in cash or a certified or bank cashier’s check or wire transfer received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Shares covered by the Option,

(iii)    if approved by the Committee in its discretion Shares of Common Stock owned by the Participant for at least six months prior to the exercise and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(iv)    by any combination of such methods of payment or any other method acceptable to the Committee in its discretion; provided, that such method does not result in an impermissible or illegal arrangement of or extension of credit by the Company to the Participant.

(b)    Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee’s election that is accepted by the Company shall be paid in cash.

6.7.    Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

6.8.    Nontransferability of Option.

Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death. The Committee may (but need not) permit other transfers of Non-Qualified Stock Options, where the Committee concludes that such transferability (i) does not result in an acceleration resulting in U.S. federal income taxation under Section 409A of the Code, and (ii) is otherwise appropriate and desirable.

7.    PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS.

The grant of Stock Appreciation Rights (SARs) shall be subject to the following terms and conditions:

7.1.    Grant of SARs: Any SAR granted under the Plan shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and shall specify the number of Shares subject to the SAR and the exercise price for the SAR. The Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The exercise price of a SAR shall not be less than the Fair Market Value of the Common Stock on the date of grant.

7.2.    Tandem SARs. A SAR granted under the Plan may, if the Committee so provides, be granted in tandem with all or a portion of a related Option. A SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The exercise price of a SAR granted in tandem with an Option may not be less than the Fair Market Value of the Shares underlying the related Option on the date of the SAR grant.

7.3.    Exercise of a SAR: A SAR shall entitle the Participant to exercise such SAR (or any portion of such SAR) by surrendering the SAR in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise or lapse of a SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise or lapse, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise or lapse.

7.4.    Other Applicable Provisions: Unless specifically provided in this Article VII and unless otherwise provided in an Award Agreement, a SAR shall be subject to the same terms and conditions applicable to Options as stated in Article VI.

8.    PROVISIONS APPLICABLE TO RESTRICTED STOCK.

8.1.    Grant of Restricted Stock.

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to eligible Employees, Directors and Consultants; (ii) determine the restrictions applicable to Restricted Stock; and (iii) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

8.2.    Certificates.

(a)    Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 5.1(b), the certificates for Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Intersil Corporation 1999 Equity Compensation Plan and an Award Agreement issued by Intersil Corporation to the registered owner. Copies of such Plan and Award Agreement are on file in the offices of Intersil Corporation.

(b)    The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 8.3.

8.3.    Restrictions and Conditions.

(a)    Unless otherwise provided by the Committee, the Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of the Award and ending on the date the period of forfeiture with respect to the Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement.

(ii)    Except as provided in the foregoing clause (i), the Grantee shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Stock.

(iii)    Subject to the provisions of the Award Agreement and clause (iv) below, if the Grantee has a Separation from Service by the Company for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv)    Subject to the provisions of the Award Agreement, in the event the Grantee has a Separation from Service on account of death or Disability, or the Grantee has a Separation from Service by the Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

(b)    Subject to Section 8.3(a)(iv), the restriction period applicable to any grant of Restricted Stock shall not expire before the third anniversary of the date of grant, unless the earlier vesting of a Restricted Stock grant is based upon the attainment of a Performance Goal (or Performance Goals); provided, however, that unless otherwise specifically provided in the Plan otherwise, in no event shall the applicable restriction period expire prior to the first anniversary of the date of such grant.

9.    PROVISIONS APPLICABLE TO PHANTOM SHARES.

9.1.    Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to eligible Employees, Directors and Consultants and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

9.2.    Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

9.3.    Vesting.

(a)    Phantom Shares shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.

(b)    Unless otherwise provided in the Award Agreement, if a Grantee has a Separation from Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

9.4.    Settlement of Phantom Shares.

(a)    Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(i)    Each Phantom Share shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed ten (10) years. Such election must be made (i) in the year before the award is made, (ii) within 30 days of initial eligibility under the Plan, (iii) within 30 days of a grant but only if there is at least a 12 month vesting requirement attached to the Award, or (iv) if the Award is subject to attainment of Performance Goals, at least 6 months prior to the date the applicable performance period for such Performance Goal ends.

(b)    (i)    The Settlement Date with respect to a Grantee is the first day of the month to follow the Grantee’s Separation from Service, provided that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Elections under this Section 9.4(c)(i) will not be effective for twelve months and must be made no later than twelve (12) months prior to the date on which the Award would otherwise vest and must permit payment of a lump-sum or the commencement of payments over a period not to exceed ten (10) years (as specified in the form of election) no earlier than five (5) years following the date upon which payment would otherwise commence under the terms of the Award Agreement.

(ii)    Notwithstanding anything to the contrary in Section 9.4(c)(i) above, to the extent required by Section 409A of the Code and guidance thereunder, if the Grantee is a Specified Employee, the Settlement Date shall not occur until six (6) months after such Specified Employee’s Separation from Service for any reason other than death, Disability, or a Change in Control.

(iii)    Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 9.4(c), is the date of the Grantee’s death.

9.5.    Other Phantom Share Provisions.

(a)    Rights or benefits with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance attachment, charge, garnishment, execution, or levy of any kind, wither voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

(b)    A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 9.3(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)    Phantom Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of ERISA. The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Without limiting Section 9, no provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Phantom Shares.

10.    PROVISIONS APPLICABLE TO DEFERRED STOCK UNITS.

10.1.    Grant of DSUs. Subject to the terms of the Plan, the Committee may grant Deferred Stock Units to eligible Employees, Directors and Consultants pursuant to an Award Agreement, which contains such terms and conditions as determined by the Committee.

10.2.    Vesting; Other Restrictions. The DSUs granted under the Plan shall vest in accordance with the terms provided for by the Committee in an Award Agreement; provided, however, that, except as otherwise provided in the Plan with respect to a Change in Control, no DSUs shall vest prior to the third anniversary of the date of grant, unless such vesting occurs due to attainment of a Performance Goal (or Performance Goals), in which case no DSU shall vest prior to the first anniversary of the date of grant. The DSU may be subject to additional terms and conditions as the Committee so determines in its sole and absolute discretion. Unless the

Committee provides otherwise in an applicable Award Agreement, in the event of a Separation from Service not for Cause, all unvested DSUs will be forfeited upon Separation from Service. Notwithstanding anything herein to the contrary, distributions of Common Stock underlying a DSU made to a Specified Employee upon a Separation from Service shall not be made earlier than the date which is six months following such Specified Employee’s Separation from Service.

10.3.    Deferral of DSUs. The terms of a DSU grant may provide for the elective deferral of receipt of a DSU in accordance with terms established by the Compensation Committee. Such deferral must be made (i) in the year before the award is made, (ii) within 30 days of initial eligibility under the Plan, (iii) within 30 days of a grant but only if there is at least a 12 month vesting requirement attached to the Award, or (iv) if the Award is subject to attainment of Performance Goals, at least 6 months prior to the date the applicable performance period for such Performance Goal ends. Such deferral also must defer receipt of the DSU for a period of no less than five (5) years after the date upon which the DSU would vest absent such election. Notwithstanding anything herein to the contrary, distributions of Common Stock underlying a DSU made to a Specified Employee upon a Separation from Service shall not be made earlier than the date which is six months following such Specified Employee’s Separation from Service.

10.4.    Certificates; Shareholder Rights; Dividends. A Share certificate shall not be issued to the Grantee prior to vesting or the expiration of any applicable deferral period under section 10.3. Prior to the date a Share is issued, a Grantee shall not have the right to vote the shares or receive dividends. However, the Committee may provide for payments that are equal to the amount of the dividends which are otherwise payable with respect to unvested or deferred DSUs (“Dividend Equivalents”) provided that such Dividend Equivalents shall be subject to the same restrictions as the underlying DSU.

10.5.    Non-Transferability. A DSU Grantee may not sell, transfer, assign or in any other way convey or encumber a DSU, nor may a DSU Grantee voluntarily or involuntarily sell, transfer, pledge, alienate, encumber or assign the Common Stock issued at issue under the Plan.

11.    CLAIMS PROCEDURE.

With respect to Phantom Shares and Deferred Stock Units, but only to the extent ERISA is applicable to an Award or a Participant, the Company shall administer a claims procedure as follows:

11.1.    Initial Claim. A Participant or his or her beneficiary who believes that he or she is entitled to benefits under the Plan (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Committee.

11.2.    Procedure for Review. The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under section 2520.104b-1(c) of Title 29 of the Code of Federal Regulations.

11.3.    Claim Denial Procedure. If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

11.4.    Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with section 2560.503-1(m)(8) of Title 29 of the Code of Federal Regulations. The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.5.    Decision on Appeal. The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with section 2560-1(m)(8)) of Title 29 of the Code of Federal Regulations and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

12.    TAX WITHHOLDING.

12.1.    In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require a Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Stock or DSUs, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

12.2.    Share Withholding.

(a)    Upon the exercise of an Option, the Participant may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)    Upon the lapsing of restrictions on Restricted Stock or DSUs (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

12.3.    Withholding Required.

Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of an Option or SAR, (ii) the lapsing of restrictions on DSUs or Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Shares.

12.4.    For purposes of this Section 12, the “Company” shall include the Company, its Subsidiaries and its Affiliates, as applicable.

13.    REGULATIONS AND APPROVALS.

13.1.    The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

13.2.    The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

13.3.    Each Award (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of an Award or no payment shall be made or Shares issued in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

13.4.    In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13.5.    Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

14.    INTERPRETATION AND AMENDMENTS, OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which an Award shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Board (or the Committee, if such power is so delegated by the Board) may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board (or the Committee, if such power is so delegated by the Board) may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

15.    CHANGES IN CAPITAL STRUCTURE; CHANGE IN CONTROL.

15.1.    Changes in Capital Structure.

(a)    If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x)    the maximum aggregate number of Shares which may be made subject to Awards under the Plan, shall be appropriately adjusted by the Committee; and/or

(y)    the Committee shall take any such action as in its judgment shall be necessary to preserve the Participants’ rights in their respective Awards substantially proportionate to the rights existing in such Awards prior to such event, including, without limitation, adjustments in (A) the number of Awards granted, (B) the number and kind of shares or other property to be distributed in respect of Awards, (C) the Option Price (or exercise price of a SAR), and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15.1(a) had the event related to the Company.

(b)    Any Shares or other securities distributed to a Grantee with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 8, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 8.2(a).

(c)    If the Company shall be consolidated or merged with another corporation, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 8.3(a) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 8.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 8.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 8.2(a).

15.2.    Change in Control.

(a)    Options and SARs. Upon a Change in Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options that are outstanding and unexercised as of such Change in Control: (i) accelerate the vesting and exercisability of all such Options or SARs to the extent unvested and unexercisable, such that all outstanding Options or SARs are fully vested and exercisable, (ii) cancel all outstanding vested Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the Option Price (or, in the case of a SAR, the exercise) of such portion, (iii) terminate all Options or SARs immediately prior to the Change in Control, provided that the Company provide the Optionee an opportunity to exercise the Option within a specified period following the Optionee’s receipt of a written notice of such Change in Control and of the Company’s intention to terminate the Option prior to such Change in Control, or (iv) require the successor corporation, following a Change in Control if the Company does not survive such Change in Control, to assume all outstanding Options or SARs and to substitute such Options or SARs with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Optionees or SAR Grantees with respect to such Options or SARs.

(b)    Other Awards. Upon a Change in Control, all Restricted Stock or DSU grants that are outstanding may, at the discretion of the Committee, become immediately and fully vested. Upon a Change in Control, the Committee may take such actions as it deems appropriate with respect to outstanding Phantom Share grants and DSU grants, including the immediate distribution of amounts that would not otherwise be payable as of the date of the Change in Control.

15.3.    Committee Authority. The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

16.    MISCELLANEOUS.

16.1.    No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, its Subsidiaries or its Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates and its stockholders to terminate the individual’s employment or other service at any time.

16.2.    No Fiduciary Relationship.

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its

Subsidiaries or Affiliates, or any of their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries, its Affiliates or any other person or entity, on the other.

16.3.    Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.3.

16.4.    Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

16.5.    Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

16.6.    Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

Exhibit C

INTERSIL CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

I.    Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Intersil Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II.    Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at each meeting with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III.    Audit Committee Responsibilities and Duties

Review Procedures

1.	Review the Company’s annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.

2.	In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

3.	Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

4.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Independent Auditors

5.	The Company’s independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

6.	Pre-approve the fees and other significant compensation to be paid to the independent auditors.

7.	Pre-approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

8.

On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services.

The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

9.	Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).

10.	Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

11.	Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function and Legal Compliance

12.	Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.

13.	Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

14.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

16.	Annually cause the preparation of a report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.	Review and approve all related-party transactions.

18.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

19.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

INTERSIL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 10, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of INTERSIL CORPORATION, a Delaware corporation, hereby appoints Richard M. Beyer and Vern Kelley with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of Intersil Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company’s headquarters, located at 1001 Murphy Ranch Road, Milpitas, California 95035, on May 10, 2006 at 8:00 a.m., and at any and all adjournments and postponements thereof, as follows:

SEE REVERSE SIDE

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

ANNUAL MEETING OF SHAREHOLDERS OF

INTERSIL CORPORATION

May 10, 2006

Proxy Voting Instructions

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-or- TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your voting form in hand when you call.	Company Number
Account Number
Control Number

-or-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your voting form in hand when you access the web page.

Please detach and mail in the envelope provided.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1, ITEM 2, AND ITEM 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

ITEM 1. ELECTION OF DIRECTORS
NOMINEES:

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	m Richard M. Beyer m Dr. Robert W. Conn m James V. Diller m Gary E. Gist m Mercedes Johnson m Gregory Lang m Jan Peeters m Robert N. Pokelwaldt m James. A. Urry

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

ITEM 2.  RATIFICATION OF INDEPENDENT, REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3.  INCREASE OF THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1999 EQUITY COMPENSATION PLAN FROM 25,250,000 TO 36,250,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 4.  OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2, AND ITEM 3 AND WILL GRANT DISCRETIONARY AUTHORITY IN OTHER MATTERS.

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Shareholder _______________________ Date _____________

Signature of Shareholder _______________________ Date _____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐